Exhibit 99.1

INVO Fertility Enters into $7.5 Million Warrant Inducement Priced At-the-Market Under Nasdaq Rules

SARASOTA, Fla, Jan. 29, 2026 (GLOBE NEWSWIRE) -- INVO Fertility Inc. (“INVO” or the “Company”) (NASDAQ: IVF), a healthcare company focused on the fertility market, today announced it has entered into a warrant inducement agreement with an investor (“Investor”) for the immediate exercise of certain outstanding warrants that the Company issued on December 3, 2025 (the “December 2025 Warrants”). Pursuant to a warrant inducement agreement, the Investor has agreed to a reduced exercise price of the outstanding December 2025 Warrants to an amended exercise price of $1.59, and to exercise the outstanding December 2025 Warrants to purchase an aggregate of 4,733,728 shares of the Company’s common stock at the amended exercise price of $1.59. The gross proceeds from the exercise of the warrants are expected to be approximately $7.5 million, prior to deducting financial advisory fees and estimated offering expenses.

Maxim Group LLC is acting as the exclusive Financial Advisor for the transaction.

In consideration for the immediate exercise of the existing warrants, the Company also agreed to issue to the investor unregistered warrants to purchase an aggregate of 9,467,456 shares of the Company’s common stock with an exercise price of $1.59 per share (the “New Warrants”). The New Warrants will be subject to shareholder approval and will expire on the five and one-half year anniversary from the date of shareholder approval. The Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issuable upon exercise of the New Warrants.

The closing of the warrant exercise transactions is expected to occur on or about January 30, 2026, subject to satisfaction of customary closing conditions.

The New Warrants described above are being offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding access to assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring, and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers in the United States and one IVF clinic. We also continue to engage in the sale and distribution of INVOcell to third-party owned and operated fertility clinics. INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more connected, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination.For more information, please visit www.invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s ability to satisfy closing conditions for the offering, our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility Inc.

Steve Shum, CEO

978-878-9505

sshum@invofertility.com

Investor Contact:

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com